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EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-34272, 333-34270 and 333-82680) of Cabot
Microelectronics Corporation of our report dated October 21, 2003, except for paragraph 2 of Note 7, as to which the date is November 24, 2003, relating to the financial statements and financial statement schedule which appears in this Form 10-K.



                                              /s/ PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
December 10, 2003